Exhibit 99.2

motorsport GAMES

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Q3 2021 Results

November 4, 2021



NASCAR HEAT 2
NASCAR HEAT EVOLUTION
NASCAR HEAT 3
NASCAR HEAT 4
NASCAR HEAT MOBILE
NASCAR HEAT 5
KARTKRAFT
NASCAR 21 IGNITION
NASCAR HEAT
LE MANS
HARD. EDITION
2022

LEGAL DISCLOSURES

This presentation has been prepared by Motorsport Games Inc. ("Motorsport Games," "us," "our," "we" or the "Company"). For additional information regarding the Company, we urge you to read our reports filed with the Securities and Exchange Commission (the "SEC"), including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this presentation which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements in this presentation that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning: (i) Motorsport Games' future business, future results of operations and/or financial condition, including without limitation, as to the Company's expectations that its full-year 2021 net revenues will be approximately $20.5 million and Adjusted EBITDA will be approximately a loss of $12.0 million; (ii) the expected future impact of new or planned products or offerings and the timing of launching such products and offerings, including, without limitation, the Company's target release of NASCAR Heat Ultimate Edition+ for Nintendo Switch on November 19, 2021, and the Company's expectation that the INDYCAR Series debut title will launch in 2023 on Xbox and PlayStation consoles as well as for PCs and that the INDYCAR Series esports events could kick off as early as this year; (iii) the Company's expectations relating to the grand finale event for the 24 Hours of Le Mans virtual to be held on January 15-16, 2022 at Autosport International; (iv) the expected future impact of completed and pending acquisitions; and (v) the expected future impact of implementing management strategies and the impact of other industry trends. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Motorsport Games and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) difficulties, delays or less than expected results in achieving the Company's growth plans, objectives and expectations, such as due to a slower than anticipated economic recovery and/or the Company's inability, in whole or in part, to continue to execute its business strategies and plans, such as due to less than anticipated customer acceptance of the Company's new game titles, the Company's experiencing difficulties or the inability to launch its games as planned, less than anticipated performance of the games impacting customer acceptance and sales and/or greater than anticipated costs and expenses to develop and launch its games, including, without limitation, higher than expected labor costs; (ii) difficulties, delays in or unanticipated events that may impact the timing and scope of new product launches, such as due to the ongoing and prolonged COVID-19 pandemic; (iii) less than expected consumer acceptance of the Company's grand finale event for the 24 Hours of Le Mans virtual; and/or (iv) less than expected benefits from implementing the Company's management strategies and/or adverse economic events that negatively impact industry trends, such as significant changes in the labor markets, an extended inflationary environment, tax increases impacting consumer discretionary spending and or quantitative easing that results in higher interest rates that negatively impact consumers' discretionary spending. Factors other than those referred to above could also cause Motorsport Games' results to differ materially from expected results. Additional examples of such risks and uncertainties include, but are not limited to: (i) delays and higher than anticipated expenses related to the ongoing and prolonged COVID-19 pandemic; (ii) Motorsport Games' ability (or inability) to maintain existing, and to secure additional, licenses and other agreements with various racing series; (iii) Motorsport Games' ability to successfully manage and integrate any joint ventures, acquisitions of businesses, solutions or technologies; (iv) unanticipated operating costs, transaction costs and actual or contingent liabilities; (v) the ability to attract and retain qualified employees and key personnel; (vi) adverse effects of increased competition; (vii) changes in consumer behavior, including as a result of general economic factors, such as increased inflation; (viii) Motorsport Games' ability to protect its intellectual property; and/or (ix) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in Motorsport Games' filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Reports on Form 10-Q filed with the SEC during 2021, as well as in its subsequent filings with the SEC. Motorsport Games anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Motorsport Games assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Motorsport Games' plans and expectations as of any subsequent date.

Non-GAAP Financial Measures

Certain monetary amounts, percentages and other figures included in this presentation have been subject to rounding adjustments. Certain other amounts that appear in this presentation may not sum due to rounding. This presentation includes financial information prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), as well as certain adjusted or non-GAAP financial measures, such as EBITDA and Adjusted EBITDA (the "Non-GAAP Measures"). EBITDA is defined as net (loss) income plus interest (income) expense and depreciation and amortization, less income tax benefit. Adjusted EBITDA is defined as EBITDA adjusted to exclude: (i) IPO-related expenses; (ii) acquisition related expenses; (iii) gain attributable to equity method investment resulting from the acquisition of additional equity interest in the Le Mans joint venture; (iv) stock-based compensation expenses; and (v) other charges or gains resulting from non-recurring events, if any. We use the Non-GAAP Measures to manage our business and evaluate our financial performance, as they have been adjusted for items that affect comparability between periods that we believe are not representative of our core ongoing operating business. Additionally, management believes that the Non-GAAP Measures are useful to investors because they enhance investors' understanding and assessment of our performance, and facilitate comparisons to prior periods and our competitors' results. The Non-GAAP Measures are in addition to, and not a substitute for or superior to, financial measures prepared in accordance with GAAP and should be considered in conjunction with, our results as reported under GAAP. The Non-GAAP Measures presented may differ from similar measures used by other companies. A reconciliation of the Non-GAAP Measures to their respective most directly comparable financial measures calculated and presented in accordance with GAAP is included in this presentation.

Company Highlights

- At the center of large, fast-growing motorsport, gaming and esports categories
- Exclusive strategic, long-term partnerships with iconic racing brands
- New franchises, products and revenue streams
- Pole position in virtual racing esports
- Building out additional infrastructure to grow the business

GAMES

Q3 2021 Highlights

Financial Highlights

- Q3 Revenues of $2.1M
- Net loss attributable to Motorsport Games Inc. was $6.6M
- Adjusted EBITDA loss was $5.5M*



Revenue
$2.1M
$1.7M
Q3'21
Consensus
Adjusted EBITDA
($5.5M)
($4.9M)
Q3'21
Consensus
EPS
($0.56)
($0.47)
Q3'21
Consensus

Key Highlights

- Revenue exceeded analysts' consensus estimates
- Entered into a gaming and esports license partnership with INDYCAR
- Announced NASCAR 21: Ignition and began taking pre-orders on August 12, 2021 (launched on October 28, 2021)
- Announced the appointment of Peter Moore to the Company's Board of Directors as an independent director
- Launched 2021/22 Le Mans Virtual Series and held the first esports events in September

* Net loss was $6.7M for the three months ended September 30, 2021

Executing Against Our Key Initiatives

Games	• Announced NASCAR 21: Ignition release date of Oct 28, 2021 and began taking pre-orders on Aug 12, 2021 • Entered into a gaming and esports license partnership wiith INDYCAR
Esports & Entertainment	• Launched 2021/22 Le Mans Virtual Series • Concluded Ultimate Summer Showdown series on NASCAR Heat 5
Community	• Almost 1,300 content pieces created attracting hundreds of thousands of viewers per month • Quarter over quarter growth in users and sessions of approximately 150% • Over 18M impressions across all channels during Q3 2021
Proprietary MSGM Technology Platform	• Global development team increased to 137 (116 FTE + contractors) • Advanced our MSGM proprietary engine by adding KartKraft technology

Q3 2021 and Subsequent Business Highlights

INDYCAR License Agreement. The company has entered into a gaming and esports license partnership with INDYCAR. The esports and gaming licenses are long-term agreements for the development of official video games and esports of the INDYCAR series. The debut title is expected to launch in 2023 on Xbox and PlayStation consoles as well as for PCs.

2021 Le Mans Virtual Series Esports Events. A product of the joint venture between Motorsport Games and Automobile Club de l'Ouest, the creators and organizers of the world famous 24 Hours of Le Mans and the FIA World Endurance Championship (FIA WEC), the Le Mans Virtual Series returns to competition with a revised format, and portfolio of prestigious partners. The event will be held on January 15-16, 2022 at Autosport International and includes a $250,000 prize pool, as well as an exciting live grand finale that will be televised for all fans.

NASCAR 21: Ignition. The company officially launched its new NASCAR franchise racing game, NASCAR 21: Ignition, on October 28, 2021, on PlayStation, Xbox and PC.

NASCAR Game for Nintendo Switch. The company announced the upcoming launch of NASCAR Heat Ultimate Edition+ on Nintendo Switch, the first-ever NASCAR title to come to Nintendo Switch. The launch date is targeted for November 19, 2021.

Board of Directors Addition. The company added 30-year gaming, entertainment and consumer industry leader Peter Moore to its Board of Directors. Mr. Moore's involvement with Motorsport Games will give him the opportunity to leverage his career experiences in sports and gaming with his personal passion in motorsports and cars.

Q3 2021 Results

(Unaudited)

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Revenues	$ 2,138,466	$ 8,988,197	$ 6,851,525	$ 16,111,581
Cost of revenues	949,139	2,920,747	2,637,250	5,261,483
Gross profit	1,189,327	6,067,450	4,214,275	10,850,098
Operating expenses:				
Sales and marketing	1,348,773	961,450	3,077,213	2,321,635
Development	3,015,233	1,300,314	6,083,773	3,438,461
General and administrative	3,130,944	936,818	22,612,162	2,227,373
Depreciation and amortization	81,874	38,016	179,097	50,083
Total operating expenses	7,576,824	3,236,598	31,952,245	8,037,552
(Loss) income from operations	(6,387,497)	2,830,852	(27,737,970)	2,812,546
Interest expense	(160,310)	(230,965)	(311,748)	(448,325)
Gain (loss) attributable to equity method investment	-	(40,530)	1,370,837	(69,764)
Other (loss) income, net	(110,822)	46,337	(26,115)	79,195
Net (loss) income	(6,658,629)	2,605,694	(26,704,996)	2,373,652
Less: Net (loss) income attributable to non-controlling interest	(99,114)	1,412,329	(553,413)	1,498,233
Net (loss) income attributable to Motorsport Games Inc.	$ (6,559,515)	$ 1,193,365	$ (26,151,583)	$ 875,419
Net loss attributable to Class A common stock per share:				
Basic and diluted	$ (0.56)		$ (2.32)	
Weighted-average shares of Class A common stock outstanding:				
Basic and diluted	11,635,897		11,285,757	

motorsport GAMES

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
GAAP: Net (loss) income	$ (6,658,629)	2,605,694	$ (26,704,996)	2,373,652
GAAP: Interest expense, net	160,310	230,965	311,748	448,325
GAAP: Depreciation and Amortization	557,924	154,397	1,217,234	457,729
EBITDA	(5,940,395)	2,991,056	(25,176,014)	3,279,706
IPO-related expenses	-	-	2,947,192	-
Acquisition-related expenses	193,099	-	2,123,665	-
Gain attributable to equity method investment	-	-	(1,370,837)	-
Stock-based compensation	292,173	-	9,485,363	-
Adjusted EBITDA	$ (5,455,123)	$ 2,991,056	$ (11,990,632)	$ 3,279,706

Leveraging Our IP and Growing Our Portfolio


NASCAR
HEAT 2

NASCAR
HEAT
EVOLUTION

NASCAR
HEAT 3

NASCAR
HEAT 4

NASCAR
HEAT
MOBILE

NASCAR
HEAT 5

NASCAR 21
IGNITION

KARTKRAFT


NASCAR
HEAT

LE MANS

HARD. EDITION
BTCC
2022
OFFICIAL VIDEO GAME

motorsport GAMES
NTT INDYCAR
COMING
2023

motorsport GAMES

Financial Guidance

	FY21 Estimate
Revenue	$20.5M
Adjusted EBITDA*	($12.0M)

The Company expects to meet or exceed these numbers based on its current business, which may be impacted by, among other things, difficulties, delays in or unanticipated events that may impact the timing and scope of new or planned products or offerings, less than expected consumer acceptance of our products, less than expected effectiveness of our advertising and marketing plans, a slower than anticipated economic recovery as a result of the ongoing and prolonged COVID-19 pandemic and the other factors described in the Company's filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, its Quarterly Reports on Form 10-Q filed with the SEC during 2021, as well as in its subsequent filings with the SEC. Other assumptions on which this guidance is based include our current expectations as to external factors that our outside of our control, such as, without limitation, foreign exchange translation, tax policy and rates, interest rates, government stimulus spending, employment rates and consumer confidence.

*We do not provide a reconciliation for Adjusted EBITDA on a forward-looking basis because we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of certain items, such as, but not limited to, certain acquisition related expenses and stock-based compensation expenses. Each of such adjustments has not yet occurred, are out of our control and/or cannot be reasonably predicted. For the same reasons, we are unable to address the probable significance of the unavailable information.